UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                           _______________________


                                  FORM 8-K


                           _______________________


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


 Date of Report  (Date of earliest event reported)  September 6, 1994
                                                    __________________


                           DART GROUP CORPORATION
           ______________________________________________________
           (Exact name of registrant as specified in its charter)



         Delaware                  0-1946             53-0242973
____________________________     ____________     ___________________
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)          File Number)     Identification No.)



       3300 75th Avenue, Landover, Maryland         20785
       _________________________________________  __________
     (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code (301) 731-1200
                                                         ______________

       ______________________________________________________________
       (Former name or former address, if changed since last report.)


     The total number of sequentially numbered pages is 2.

     This filing contains no exhibits.

       2 of 2

Item 5.  Other Events

                Resignation of Ron Marshall
                ___________________________

                The Board of Directors of Dart Group Corporation (DARTA) announced that Ron Marshall has accepted an executive position at Supermarkets General, Inc., a New Jersey-based supermarket chain. Mr. Marshall is Chief Financial Officer of Dart and its subsidiaries, Crown Books Corporation, and Trak Auto Corporation. He has been acting Chief Operating Officer of Crown Books since June 1994.

                In regretfully accepting Mr. Marshall's resignation, the Board said:

                "The Board wishes to express its appreciation to Mr. Marshall for his hard work and many contributions to the company during his tenure here. The Board has the highest regard for Mr. Marshall's dedication and professionalism. The Board understands that Mr. Marshall's new executive position is a fulfillment of his longstanding career objectives and wishes him every success in his new endeavors."

                Mr. Marshall's resignation will be effective October 1, 1994.

                Establishment of Executive Committee of
                Dart Group Corporation Board of Directors
                _________________________________________


                The Board of Directors of DARTA also announced that it has created an Executive Committee of the Board of Directors to conduct the affairs of the Corporation with respect to matters that are the subject of dispute between the present Chairman and the present President of the Corporation. The directors appointed to the executive Committee are Douglas Bregman, H. Ridgely Bullock, Larry Schrafran and Bonita Wilson. Any and all actions of this Executive Committee are required to be without a dissenting vote.


                                  SIGNATURE
                                  _________

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DART GROUP CORPORATION


                                         By: /s/ Ron Marshall
                                             __________________
                                                  Ron Marshall

Date:  September 8, 1994